Exhibit (e)(3)

Amendment to Distribution Agreement

This Amendment dated as of December 19, 2013 (this “Amendment”) is to the Distribution Agreement dated April 30, 2013 (the “Agreement”), by and between Financial Investors Trust (the “Trust”), an open-end, management investment company organized as a Delaware statutory trust, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203, on behalf of the Funds, and ALPS Portfolio Solutions Distributor, Inc. (the “Distributor”), a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934, as amended. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust and the Distributor wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Effective as of the date of this Amendment, SCHEDULE A LIST OF FUNDS to the Agreement is replaced in its entirety with the new SCHEDULE A LIST OF FUNDS attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST			ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Thomas A. Carter

Name: Edmund J. Burke	Name: Thomas A. Carter
Title: President	Title: President

Exhibit (e)(3)

SCHEDULE A

LIST OF FUNDS

ALPS/Red Rocks Listed Private Equity Fund (Classes A, C, I and R)

(formerly, Listed Private Equity Fund)

ALPS/WMC Disciplined Value Fund (formerly, Value Intersection Fund) (Classes A, C and I)

Clough China Fund (Classes A, C and I)

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (formerly, Jefferies

Asset Management Commodity Strategy Allocation Fund) (Classes A, C and I)

RiverFront Global Allocation Fund (Classes A, C and I)

(formerly, RiverFront Moderate Growth Fund)

RiverFront Dynamic Equity Income Fund (Classes A, C and I)

(formerly, RiverFront Long-Term Growth & Income Fund)

RiverFront Moderate Growth & Income Fund (Classes A, C and I)

RiverFront Global Growth Fund (Classes A, C, I, L and Investor)

(formerly, RiverFront Long-Term Growth Fund)

ALPS/Kotak India Growth Fund (Classes A, C and I)

RiverFront Conservative Income Builder Fund (Classes A, C and I)

ALPS/Alerian MLP Infrastructure Index Fund (Classes A, C and I)

ALPS/Blackstone-GSO Senior Floating Rate Fund (Classes A, C and I)

ALPS Real Asset Income Fund (Classes A, C and I)

ALPS/Westport Resources Hedged High Income Fund (Classes A, C and I)